UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

October 16, 2006
Date of Report (Date of earliest event reported)
___________________________________________________________

Non-Invasive Monitoring Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

Florida	0-13176	59-2007840
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

1666 Kennedy Causeway Avenue, Suite 308
North Bay Village Florida 33141
(Address of principal executive offices) (Zip Code)

(305)-861-0075
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐› Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐› Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐› Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐› Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 3.02 is hereby incorporated by reference.

Item 3.02  Unregistered Sales of Equity Securities

On October 16, 2006, the Registrant accepted $2.357 million for the exercise of outstanding options and warrants by certain private investors. As a result of the exercise, 14,616,005 shares of the Registrant’s common stock, $0.01 par value (“Common Stock”) are being issued to the exercising optionholders and warrantholders.

The options and warrants were exercised pursuant to an offer (the “Offer”) by the Registrant to certain optionholders and warrantholders to grant exercising optionholders and warrantholders upon exercise an additional number of shares of Common Stock equal to 20% of the shares received upon exercise (“Bonus Shares”).

Options to purchase 3,005,004 shares of common stock were exercised at exercise prices ranging from $0.145 to $0.50 and warrants to purchase 9,175,000 shares of common stock were exercised at an exercise price of $0.15. An additional 602,000 Bonus Shares were issued to exercising optionholders and an additional 1,835,000 Bonus Shares were issued to exercising warrantholders.

The exercised warrants were issued pursuant to Stock Purchase Agreements dated August 1, 2005 between the Registrant and various private investors. The exercised options were issued to directors and others in connection with, among other things, a private placement in 2002 and certain guarantees of the Registrant’s debt.

Directors (including a director holding more than 10% of the outstanding Common Stock (a “10% Holder”)) exercised in the aggregate, options to purchase 2,189,164 shares of Common Stock and received 437,833 Bonus Shares for payment of $592,084. A 10% Holder exercised warrants to purchase 3,250,000 shares of Common Stock and received 650,000 Bonus Shares for payment of $487,500. Warrants to purchase 125,000 shares that may be deemed to be beneficially owned by an officer of the Registrant were exercised for payment of $18,750 and 25,000 Bonus Shares were issued on account of such exercise.

On October 20, 2006, pursuant to the Offer, the Registrant accepted an additional $20,000 from an exercising optionholder for the exercise of options to purchase 62,500 shares of Common Stock, and the issuance of 12,500 Bonus Shares. These additional amounts are not included in the previous paragraphs.

The Registrant issued the Common Stock in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933. At the time of exercise the exercising optionholders and warrantholders each represented to the Registrant that such person was an accredited investor as defined in Rule 501(a) of the Securities Act of 1933 and that the Common Stock was being acquired for investment purposes.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated October 20, 2006 Announcing Receipt of Funds from Exercise of Warrants and Options

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ Gary Macleod
Name: Gary W. Macleod
Title: Chief Executive Officer

Date: October 20, 2006

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated October 20, 2006 Announcing Receipt of Funds from Exercise of Warrants and Options